As filed with the Securities and Exchange Commission on December 17, 1997
                 Registration No. 333- __________

                 SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                      ----------------------

                             FORM S-3
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                    --------------------------

                         TYSON FOODS, INC.
      (Exact name of registrant as specified in its charter)

          Delaware                       71-0225165

(State or other jurisdiction of        (I.R.S.Employer
 incorporation or organization)       Identification No.)

2210 West Oaklawn Drive                 Wayne Britt
Springdale, Arkansas 72762-6999    2210 West Oaklawn Drive
(501) 290-4000                    Springdale, AR 72762-6999
                                       (501) 290-4000

(Address, including zip         (Name, address, including zip Code
code, and telephone number,        and telephone number, including
including area code, of         area code, of agent for service)
registrant's principal
executive offices)

         Copies of communications to:

Les R. Baledge, Esq.                       Richard D. Truesdell, Jr.,Esq.
Jeffrey J. Gearhart, Esq.                  Davis Polk & Wardwell
Rose Law Firm, a Professional Association  450 Lexington Avenue
120 East Fourth Street                     New York, New York 10017
Little Rock, Arkansas 72201                (212) 450-4000
(501) 375-9131


   Approximate date of commencement of proposed sale to public:
From time to time after the effective date of the Registration
Statement, as determined in light of market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[xl

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]

        Calculation of Registration Fee
________________________________________________________________
Title of each    Amount to   Proposed      Proposed   Amount of
class of            be       Maximum       Maximum   Registration
Securities to    Registered  Offering      Aggregate     Fee
be registered                 price        offering
                             per unit       price (1)
Debt           $500,000,000    100%       $500,000,000  $147,500
Securities       (2) (3)
________________________________________________________________
     (1) Estimated solely for the purpose of calculating the registration fee.

     (2) Or, if any Debt Securities are issued at original discount, such greater principal amount as shall result in aggregate proceeds of $500,000,000.

     (3) Or, if any Debt Securities are issued with a principal amount denominated in a foreign currency or composite currencies, such principal amount as shall result in an aggregate initial offering price which is the equivalent of $500,000,000 at the time of the initial offering.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     SUBJECT TO COMPLETION, DATED DECEMBER 17, 1997

PROSPECTUS
                      $500,000,000
                    TYSON FOODS, INC.
                    Debt Securities

   Tyson Foods, Inc. (the "Company") intends to issue from time to time debt securities (the "Debt Securities"), which will be direct, unsecured obligations of the Company and offered to the public on terms determined by market conditions at the time of sale. The Company may sell Debt Securities for proceeds of up to $500,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies, (i) directly to purchasers,
(ii) through agents designated from time to time, (iii) to dealers, or (iv) through underwriters or a group of underwriters.

   The Debt Securities may be issued in one or more series with the same or various maturities at or above par or with an original issue discount. The specific designation, aggregate principal amount, authorized denominations, purchase price, maturity, rate (or method of calculation) and time of payment of any interest, any terms for redemption or repurchase or conversion, the currency or composite currency in which the Debt Securities shall be denominated or payable, any listing on a securities exchange, whether the Debt Securities will be issued in the form of a Global Security (as hereafter defined) or securities, or other specific terms of the Debt Securities in respect of which this Prospectus is being delivered ("Offered Securities") are set forth in the accompanying supplement to the Prospectus (the "Prospectus Supplement"), together with the terms of offering of the Offered Securities. Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Debt Securities on a national securities exchange. See "Plan of "Distribution."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Prospectus is January __, 1997.

No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus or the accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any agent, dealer or underwriter. Neither the delivery of this Prospectus or the accompanying Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or in the accompanying Prospectus Supplement is correct as of any date subsequent to the date hereof or thereof or that there has been no change in the affairs of the Company since the date hereof or thereof. Neither this Prospectus nor the accompanying Prospectus Supplement constitutes an offer to sell or solicitation of an offer to buy Debt Securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

           AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy statements and other information. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.

   This Prospectus constitutes a part of a Registration
Statement on Form S-3, as amended (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and the accompanying Prospectus Supplement omit certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Debt Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents previously filed by the Company with the Commission are incorporated by reference in this Prospectus:

   1. The Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1997; and

   2.  The Company's Current Report on Form 8-K dated
December 16, 1997.

   All documents filed by the Company pursuant to Section
13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

   Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

   The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Corporate Secretary, Tyson Foods, Inc., 2210 West Oaklawn Drive, Springdale, Arkansas 72762-6999, telephone: (501) 290-4000.

             THE COMPANY

   Tyson Foods, Inc. and its various subsidiaries produce, market and distribute a variety of food products consisting of value-enhanced poultry, fresh and frozen poultry, value-enhanced seafood products, fresh and frozen seafood products, prepared foods, and other products such as flour and corn tortillas and chips. Additionally, the Company has live swine, animal feed and pet food ingredient operations. The Company's integrated operations consist of breeding and rearing chickens, and harvesting seafood, as well as the processing, further processing and marketing of these food products. The Company's products are marketed and sold to national and regional grocery chains, regional grocery wholesalers, clubs and warehouse stores, military commissaries, industrial food processing companies, national and regional chain restaurants and their distributors, international export companies and domestic distributors who service restaurants, food service operations such as plant and school cafeterias, convenience stores, hospitals and other vendors.

   As of September 27, 1997, Don Tyson, Senior Chairman of the Board of Directors of the Company, directly and through the Tyson Limited Partnership, of which he is the managing general partner, beneficially owned 0.5% and 99.9% of the Company's Class A Common Stock, $.10 par value per share, and Class B Common Stock, $.10 par value per share, respectively which represented approximately 90.2% of the combined voting power of the shares of such Class A Common Stock and Class B Common Stock on such date.

   The Company commenced business in 1935, was incorporated in Arkansas in 1947, and was reincorporated in Delaware in 1986. The Company's executive offices are located at 2210 West Oaklawn Drive, Springdale, Arkansas 72762-6999 and its telephone number is (501) 290-4000.

       RATIOS OF EARNINGS TO FIXED CHARGES

   The following table sets forth the ratio of earnings to fixed charges for the Company for each year in the five year period ended September 27, 1997. For the purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest). "Fixed charges" consist of (i) interest on indebtedness, whether expensed or capitalized, but excluding interest to fifty-percent-owned subsidiaries (ii) the Company's proportionate share of interest of fifty-percent-owned subsidiaries, (iii) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense) and (iv) amortization of debt discount and expense.

            Fiscal Year Ended
      1997   1996   1995   1994   1993

      3.37   1.84   3.59   2.14   4.48


            USE OF PROCEEDS

   The Company intends to use the net proceeds from the sale of the Debt Securities to refinance existing indebtedness (including but not limited to indebtedness of Hudson Foods, Inc. to be assumed pursuant to the acquisition thereof), to finance acquisitions as opportunities may arise, and for other general corporate purposes. Further details relating to the uses of the net proceeds of any such offering will be set forth in the applicable Prospectus Supplement. The Company expects to engage in additional financing as needs arise.

         DESCRIPTION OF DEBT SECURITIES

   The Debt Securities will be issued under an Indenture dated as of June 1, 1995, as supplemented, (hereinafter referred to as the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee (hereinafter referred to as the "Trustee").
The following statements are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the

Registration Statement and which is also available for inspection at the office of the Trustee. Section references are to the Indenture. The following summarizes the material terms of the Indenture; however, the following summaries of certain provisions of the Indenture do not purport to be complete, and wherever particular provisions of the Indenture are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries or terms, which are qualified in their entirety by such reference to the provisions of the Indenture.

GENERAL
   The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that the Debt Securities may be issued from time to time in one or more series. The Debt Securities will be direct, unsecured and unsubordinated obligations of the Company. Except as described under "Certain Covenants," the Indenture does not limit other indebtedness or securities which may be incurred or issued by the Company or any of its subsidiaries or contain financial or similar restrictions on the Company or any of its subsidiaries. The Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in any distribution of assets of any subsidiary upon the latter's liquidation or reorganization or otherwise are effectively subordinated to the claims of the subsidiary's creditors, except to the extent that the Company or any of its creditors may itself be a creditor of that subsidiary.

   The Prospectus Supplement which accompanies this Prospectus sets forth where applicable the following terms of and information relating to the Offered Securities offered thereby:
(i) the designation of the Offered Securities; (ii) the aggregate principal amount of the Offered Securities; (iii) the date or dates on which principal of, and premium, if any, on the Offered Securities is payable; (iv) the rate or rates at which the Offered Securities shall bear interest, if any, or the method by which such rate shall be determined, and the basis on which interest shall be calculated if other than a 360-day year consisting of twelve 30-day months, the date or dates from which such interest will accrue and on which such interest will be payable and the related record dates; (v) if other than the offices of the Trustee, the place where the principal of and any premium or interest on the Offered Securities will be payable;
(vi) any redemption, repayment or sinking fund provisions; (vii) if other than denominations of $1,000 or multiples thereof, the denominations in which the Offered Securities will be issuable;
(viii) if other than the principal amount thereof, the portion of the principal amount due upon acceleration; (ix) if other than U.S. dollars, the currency or currencies (including composite currencies) in which the Offered Securities are denominated or payable; (x) whether the Offered Securities shall be issued in the form of a Global Security or securities; (xi) any other specific terms of the Offered Securities; and

(xii) the identity of any trustees, depositories, authenticating or paying agents, transfer agents or registrars with respect to the Offered Securities. (Section 2.3)

   The Debt Securities will be issued either in certificated, fully registered form, without coupons, or as global securities under a book-entry system, as specified in the accompanying
Prospectus Supplement. See "--Book-Entry System."

   Unless otherwise specified in the accompanying Prospectus Supplement, principal and premium, if any, will be payable, and the Debt Securities will be transferable and exchangeable without any service charge, at the office of the Trustee. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any such transfer or exchange. (Sections 2.7, 4.1 and 4.2)

   Unless otherwise specified in the accompanying Prospectus Supplement, interest on any series of Debt Securities will be payable on the interest payment dates set forth in the accompanying Prospectus Supplement to the persons in whose names the Debt Securities are registered at the close of business on the related record date and will be paid, at the option of the Company, by wire transfer or by checks mailed to such persons. (Sections 2.7, 4.1 and 4.2)

   If the Debt Securities are issued as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount, the federal income tax consequences and other special considerations applicable to such Original Issue Discount Securities will be generally described in the Prospectus Supplement.

   Unless otherwise described in the accompanying Prospectus
Supplement, there are no covenants or provisions contained in the Indenture which afford the holders of the Debt Securities
Protection in the event of a highly leveraged transaction involving the Company.

BOOK-ENTRY SYSTEM

   If so specified in the accompanying Prospectus Supplement, Debt Securities of any series may be issued under a book-entry system in the form of one or more global securities (each a "Global Security"). Each Global Security will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in the accompanying Prospectus Supplement, will be The Depository Trust Company, New York, New York (the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

   The Depositary has advised the Company that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve system, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   Upon the issuance of a Global Security in registered form, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents, if any, or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in the Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by such participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interest in a Global Security.

   So long as the Depositary or its nominee is the registered Owner of a Global Security, it will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Security will not be entitled to have the Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Debt Securities and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing practice, in the event that the Company requests any action of the holders or a beneficial owner desires to take any action a holder is entitled to take, the Depositary would act upon the instructions of, or authorize, the participant to take such action.

   Payment of principal of, premium, if any, and interest on Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Debt securities. None of the Company, the Trustee, any paying agent or registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   The Company has been advised by the Depositary that the Depositary will credit participants' accounts with payments of principal, premium, if any, or interest on the payment date thereof in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary. The Company expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

   A Global Security may not be transferred except as a whole by the Depositary to a nominee or successor of the Depositary or by a nominee of the Depositary to another nominee of the Depositary. A Global Security representing all but not part of the Debt Securities being offered hereby is exchangeable for Debt Securities in definitive form of like tenor and terms if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or if at any time the Depositary is no longer eligible to be or in good standing as a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Company within 90 days of receipt by the Company of such notice or of the Company becoming aware of such ineligibility, or (ii) the Company in its sole discretion at any time determines not to have all of the Debt Securities represented by a Global Security and notifies the Trustee thereof. A Global Security exchangeable pursuant to the preceding sentence shall be exchangeable for Debt Securities registered in such names and in such authorized denominations as the Depositary for such Global Security shall direct. (Section 2.7)


CERTAIN COVENANTS

   Restrictions on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary (as hereinafter defined) to, create, incur or suffer to exist any mortgage or pledge, as security for any indebtedness, on or of any shares of stock, indebtedness or other obligations of a Subsidiary (as hereinafter defined) or any Principal Property (as hereinafter defined) of the Company or a Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations of a Subsidiary or Principal Property is owned at the date of the Indenture or thereafter acquired, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding Debt equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured. This covenant will not apply in the case of: (i) the creation of any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture (including acquisitions by way of merger or consolidation) by the Company or a Restricted Subsidiary contemporaneously with such acquisition, or within 180 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the assumption thereof, provided that every such mortgage, pledge or lien referred to in this clause (i) will attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements thereon;
(ii) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of this Indenture; (iii) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any Restricted Subsidiary; (iv) any mortgage, pledge or other lien on Principal Property being constructed or improved securing loans to finance such construction or improvements; (v) any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations; and
(vi) any renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses (i) through
(v), provided, in the case of a mortgage, pledge or other lien permitted under clause (i), (ii) or (iv), the indebtedness secured is not increased nor the lien extended to any additional shares of stock, indebtedness or other obligations of a Subsidiary or any additional Principal Property. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume liens in addition to those permitted by this paragraph, and renew, extend or replace such liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt (as hereinafter defined) does not exceed 10% of Consolidated Net Tangible Assets (as hereinafter defined) (Section 4.3)


   Restrictions on Sale and Lease-Back Transactions. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, the Company or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period
(i) if the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions described above under "Restrictions on Liens," to create a mortgage on the property to be leased securing Funded Debt (as hereinafter defined) in an amount equal to the Attributable Debt (as hereinafter defined) with respect to such sale and lease-back transaction without equally and ratably securing the outstanding Debt Securities or
(ii) if (A) the Company promptly informs the Trustee of such transaction, (B) the net proceeds of such transaction are at least equal to the fair value (as determined by board resolution of the Company) of such property and (C) the Company causes an amount equal to the net proceeds of the sale to be applied to the retirement, within 180 days after receipt of such proceeds, of Funded Debt incurred or assumed by the Company or a Restricted Subsidiary (including the Debt Securities); provided further that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 75 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of the Company (which may include the outstanding Debt Securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures, and an officers' certificate (which will be delivered to the Trustee and each paying agent and which need not contain the statements prescribed by the second paragraph of Section 10.4 of the Indenture) stating that the Company elects to deliver or cause to be delivered such debentures or notes in lieu of retiring Funded Debt as hereinabove provided. If the Company shall so deliver Debentures or notes to the applicable trustee and the Company shall duly deliver such officers' certificate, the amount of cash which the Company will be required to apply to the retirement of Funded Debt under this provision of the Indenture shall be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) if such debentures or notes or, if there are no such redemption prices, the principal amount of such debentures or notes; provided, that in the case of debentures or notes which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture pursuant to which such debentures or notes were issued. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by this paragraph and without any obligation to retire any outstanding Debt Securities or other Funded Debt, provided that at the time of entering into such sale and lease-back transactions and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets. (Section 4.4)

CERTAIN DEFINITIONS

   The term "Attributable Debt" as defined in the Indenture means, as to any particular lease under which any Person is at the time liable, other than a capital lease, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a capital lease with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Debt" means, as to a capital lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

   The term "Consolidated Net Tangible Assets" as defined in the Indenture means the excess over the current liabilities of the Company of all of its assets as determined by the Company and as would be set forth in a consolidated balance sheet of the Company and its Subsidiaries, on a consolidated basis, in accordance with generally accepted accounting principles as of a date within 90 days of the date of such determination, after deducting goodwill, trademarks, patents, other like intangibles and minority interests of others.

   The term "Exempted Debt" as defined in the Indenture means the sum, without duplication, of the following items outstanding of the date Exempted Debt is being determined: indebtedness of the Company and its Restricted Subsidiaries incurred after the date of the Indenture and secured by liens created, assumed or otherwise incurred or permitted to exist pursuant to the provision described in the last sentence under "Certain Covenants- -Restrictions on Liens" and (ii) Attributable Debt of the Company and its Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to the provision described in the last sentence under "--Certain Covenants--Restrictions on Sale and Lease-Back Transactions."

   The term "Funded Debt" as defined in the Indenture means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

   The term "Principal Property" as defined in the Indenture means (i) land, land improvements, buildings and associated factory and laboratory equipment owned or leased pursuant to a capital lease and used by the Company or a Restricted Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories or other materials and supplies and located within the United States of America and having an acquisition cost plus capitalized improvements in excess of 1% of Consolidated Net Tangible Assets as of the date of such determination, (ii) certain property referred to in the Indenture and (iii) any asset held by Tyson Holding Company, but shall not include any such property or assets described in clauses (i), (ii) or (iii) that is financed through the issuance of tax exempt governmental obligations, or any such property or assets that has been determined by board resolution of the Company not to be of material importance to the respective businesses conducted by the Company or such Restricted Subsidiary, effective as of the date such resolution is adopted.

   The term "Restricted Subsidiary" as defined in the Indenture means any Subsidiary organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America which owns or is a lessee pursuant to a capital lease of any Principal Property or owns shares of capital stock or indebtedness of another Restricted Subsidiary other than: (i) each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof; and (ii) each Subsidiary formed or acquired after the date of the Indenture for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of the Company or any Restricted Subsidiary; provided, however, the Board of Directors of the Company may declare any such Subsidiary to be a Restricted Subsidiary effective as of the date such resolution is adopted.

   The term "Subsidiary" as defined in the Indenture means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock (as defined in the Indenture) is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

RESTRICTIONS ON CONSOLIDATIONS, MERGERS AND SALES OF ASSETS

   The Indenture provides that the Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary) or permit any Person to merge with or into the

Company unless: (a) either (i) the Company will be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Debt Securities and the Company shall have delivered to the Trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and (b) immediately after giving effect to such transaction, no Default (as defined in the Indenture) shall have occurred and be continuing. (Section 5.1)

EVENTS OF DEFAULT

   An Event of Default, as defined in the Indenture and applicable to Debt Securities, will occur with respect to the Debt Securities of any series if: (a) the Company defaults in the payment of the principal of any Debt Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption, mandatory repurchase or otherwise; (b) the Company defaults in the payment of interest on any Debt Security of such series when the same becomes due and payable, and such default continues for a period of 30 days; (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to the Debt Securities of such series and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders (as defined in the Indenture) of 25% or more in aggregate principal amount of the Debt Securities of such series; (d) an involuntary case or other proceeding shall be commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect; (e) the Company (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or (iii) effects any general assignment for the benefit of creditors; or (f) any other Events of Default set forth in the applicable Prospectus Supplement occurs. (Section 6.1)

   The Indenture provides that if an Event of Default described in clauses (a), (b), (c) or (f) above (if such Event of Default under clause (c) or (f) is with respect to one or more but not all series of Debt Securities then outstanding) occurs and is continuing, then, and in each and every such case, except for any series of Debt Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of each such series then outstanding under the Indenture (each such series voting as a separate class) by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal (or, if the Debt Securities of any such series are Original Issue Discount Securities (as defined in the Indenture), such portion of the principal amount as may be specified in the terms of such series and set forth in the applicable Prospectus Supplement) of all Debt Securities of all such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (c) or (f) occurs and is continuing with respect to all series of Debt Securities then outstanding, then and in each and every such case, unless the principal of all the Debt Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding under the Indenture (treated as one class), by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal (or, if any Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof and set forth in the applicable Prospectus Supplement) of all the Debt Securities then outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or (e) occurs and is continuing, then the principal amount (or, if any Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof and set forth in the applicable Prospectus Supplement) of all the Debt Securities then outstanding and interest accrued thereon, if any shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

   The provisions described in the paragraph above, however, are subject to the condition that if, at any time after the principal (or, if the Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof and set forth in the applicable Prospectus Supplement) of the Debt Securities of any series (or of all the Debt Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company will pay or will deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debt Securities of each such series (or of all the Debt Securities, as the case may be) and the principal of any and all Debt Securities of each such series (or of all the Debt Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or yield to maturity (in the case of Original Issue Discount Securities) specified in the Debt Securities of each such series and set forth in the applicable Prospectus Supplement to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Debt Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the Indenture, then and in every such case the Holders of a majority in aggregate principal amount of all the Debt Securities of each such series, or of all the Debt Securities, in each case voting as a single class, then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to each such series (or with respect to all the Debt Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment will extend to or shall affect an subsequent default or shall impair any right consequent thereon. For all purposes under the Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions described above, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities will be deemed, for all purposes under the Indenture, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities. (Section 6.2)

   The Indenture contains a provision under which, subject to the duty of the Trustee during a default to act with the standard of care required by law, (i) the Trustee may rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person, and the Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; (ii) before the Trustee acts or refrains from acting, it may require an officers' certificate or an opinion of counsel, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion; (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care; (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;
(v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding Debt Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture; and (vi) the Trustee may consult with counsel and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. (Section 7.2)

   Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series affected (each such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Debt Securities pursuant to this Paragraph. (Section 6.5)

   The Indenture provides that no Holder of any Debt Security of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or the Debt Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless: (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series have not given the Trustee a direction that is inconsistent with such written request. A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder. (Section 6.6)

   The Indenture contains a covenant that the Company will file annually, not more than 90 days after the end of its fiscal year, with the Trustee a certification from the principal executive officer, principal financial officer or principal accounting officer that a review has been conducted of the activities of the Company and its Subsidiaries and the Company's and its Subsidiaries' performance under the Indenture and that the Company has complied with all conditions and covenants under the Indenture. (Section 4.6)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

   The Indenture provides that, except as provided below, the Company may terminate its obligations under the Debt Securities of any series and the Indenture with respect to Debt Securities of such series if: (i) all Debt Securities of such series previously authenticated and delivered (other than destroyed, lost or stolen Debt Securities of such series that have been replaced or Debt Securities of such series that are fully repaid or Debt Securities of such series for whose payment money or Securities have theretofore been held in trust and thereafter repaid to the Company, as provided in the Indenture) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or (ii) (A) the Debt Securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such Securities for that purpose, money or U.S. Government Obligations or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay principal of and interest on the Debt Securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the Indenture, (C) no default with respect to the Debt Securities of such series has occurred and is continuing on the date of such deposit, (D) such deposit does not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company delivers to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with. With respect to the foregoing clause (i), only the Company's obligations under Section 7.7 of the Indenture in respect of the Debt Securities of such series shall survive.
With respect to the foregoing clause (ii), only the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 4.2,
7.7, 7.8, 8.5 and 8.6 of the Indenture in respect of the Debt

Securities of such series shall survive until the Debt Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7, 8.5 and 8.6 of the Indenture in respect of the Debt Securities of such series shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Debt Securities of such series and this Indenture with respect to the Debt Securities of such series except for those surviving obligations specified above. (Section 8.1)

   The Indenture provides that, except as provided below, the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Debt Securities of any series after the period specified in clause (D)(2)(z) of this paragraph, and the provisions of the Indenture will no longer be in effect with respect to the Debt Securities of such series, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same; provided that the following conditions shall have been satisfied: (A) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders for payment of the principal of and interest on the Debt Securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and accrued interest on the outstanding Debt Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be; (B) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (C) no Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit or at any time during the period specified in clause (D)(2)(z) below; (D) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this provision of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an opinion of counsel to the same affect as the ruling described in clause (x) above and based on a change in law and (2) an opinion of counsel to the effect that
(x) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (y) the Holders of the Securities of such series have a valid first priority security interest in the trust funds, and (z) after the passage of 123 days following the deposit (except after one year following the deposit, with respect to any trust funds for the account of any Holder of the Securities of such series who may be deemed to be an "insider" as to an obligor on the Securities of such series for purposes of the United States Bankruptcy Code), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors, rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained in the possession of the Company, to the extent not paid to such Holders, the Trustee will hold, for the benefit of such Holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and the Holders of the Securities of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;
(E) if the Debt Securities of such series are then listed on a national securities exchange, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the defeasance contemplated by this provision of the Indenture of the Debt Securities of such series will not cause the Debt Securities of such series to be delisted; and (F) the Company has delivered to the Trustee an officers, certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the defeasance contemplated by this provision of the Indenture of the Debt Securities of such series have been complied with. Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (D)(2)(z) of this paragraph, none of the Company's obligations under the Indenture with respect to such series shall be discharged. Subsequent to the end of such 123-day (or one year) period, the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 4.1,
4.2, 7.7, 7.8, 8.5 and 8.6 of the Indenture with respect to the Debt Securities of such series shall survive until such Debt Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7, 8.5 and 8.6 of the Indenture with respect to the Debt Securities of such series shall survive. If and when a ruling from the Internal Revenue Service or an opinion of counsel referred to in clause (D)(1) of this paragraph is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.1 of the Indenture, then the Company's obligations under such Section 4.1 of the Indenture shall cease upon delivery to the Trustee of such ruling or opinion of counsel and compliance with the other conditions precedent provided for in this provision of the Indenture relating to the defeasance contemplated by this provision of the Indenture. (Section 8.2)

   The Indenture provides that the Company may omit to comply with any term, provision or condition described under "--Certain Covenants," and such omission shall be deemed not to be an Event of Default, with respect to the outstanding Debt Securities of any series if: (i) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities of such series for payment of the principal of and interest, if any, on the Debt Securities of such series money or U.S. Government Obligations or a combination thereof in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and interest on the outstanding Debt Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be; (ii) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (iii) no Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit; (iv) the Company has delivered to the Trustee an opinion of counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended (B) the Holders of the Debt Securities of such series have a valid first-priority security interest in the trust funds, (C) such Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder of the Debt Securities of such series who may be deemed to be an "insider" as to an obligor on the Debt Securities of such series for purposes of the United States Bankruptcy Code, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors, rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, to the extent not paid to such Holders, the Trustee will hold, for the benefit of such Holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), and the Holders of the Debt Securities of such series entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding; (v) if the Debt Securities of such series are then listed on a national securities exchange, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the covenant defeasance contemplated by this provision of the Indenture of the Debt Securities of such series will not cause the Debt Securities of such series to be delisted; and (vi) the Company has delivered to the Trustee an officers, certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the covenant defeasance contemplated by this provision of the Indenture of the Debt Securities of such series have been complied with. (Section 8.3)

MODIFICATION OF THE INDENTURE

   The Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Debt Securities of any series without notice to or the consent of any Holder: (1) to cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect; (2) to comply with Article 5 of the Indenture; (3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; (5) to establish the form or forms or terms of Debt Securities of any series or of the coupons appertaining to such Debt Securities as permitted by the Indenture; (6) to provide for uncertificated Debt Securities and to make all appropriate changes for such purpose; and (7) to make any change that does not materially and adversely affect the rights of any Holder. (Section 9.1)

   The Indenture also provides that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Debt Securities of any series outstanding thereunder with the written consent of the Holders of a majority in principal amount of the outstanding Debt Securities of all series affected by such supplemental indenture (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Debt Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Debt Securities of such series. Notwithstanding the foregoing provision, without the consent of each Holder of the Debt Securities of each series affected each thereby, an amendment or waiver, including a waiver pursuant to
Section 6.4 of the Indenture, may not: (i) extend the stated maturity of the principal of, or any installment of interest on, such Holder's Debt Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory repurchase provision or any right of repurchase at the option of such Holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to the Indenture or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Debt Security of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date or, in the case of mandatory repurchase, the date therefor); (ii) reduce the percentage in principal amount of outstanding Debt Security of such series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of principal of or interest on, any Debt Security of such series; (iv) cause any Debt Security of such series to be subordinated in right of payment to any obligation of the Company; (v) modify any of the provisions of this section of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Debt Security of any series affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of Holders of Debt Security of such series with respect to such covenant or provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series or of the coupons appertaining to such Debt Securities. It shall not be necessary for the consent of the Holders under this section of the Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the Indenture becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. (Section 9.2)

GOVERNING LAW

   The Indenture and the Debt Securities will be governed by the laws of the State of New York.

CONCERNING THE TRUSTEE

   The Company and its subsidiaries maintain ordinary banking relationships with The Chase Manhattan Bank, N.A. and its affiliates and a number of other banks. The Chase Manhattan
Bank, N.A., and its affiliates along with a number of other banks have extended credit facilities to the Company and its subsidiaries.

           PLAN OF DISTRIBUTION

   The Company may sell Debt Securities to or through one or more underwriters and also may sell Debt Securities directly to other purchasers or through agents or dealers, or the Company may sell Debt Securities through a combination of any such methods.

   The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Underwriters may sell Debt Securities to or through dealers.

    In connection with the sales of Debt Securities, underwriters may receive compensation from the Company in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation will be described in the Prospectus Supplement.

   Pursuant to agreements into which the Company may enter, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

   Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Debt Securities on a national securities exchange. In the event the Debt Securities are not listed on a national securities exchange, certain broker-dealers may make a market in the Debt Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Debt Securities or as to the liquidity of the trading market for the Debt Securities, whether or not the Debt Securities are listed on a national securities exchange. The Prospectus Supplement with respect to the Debt Securities will state, if known, whether or not any broker-dealer intends to make a market in the Debt Securities. If no such determination has been made, the Prospectus Supplement will so state.

   The place and time of delivery for the Offered Securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

             LEGAL MATTERS

   The validity of the issuance of the Debt Securities offered hereby will be passed upon for the Company by Rose Law Firm, Little Rock, Arkansas, and for any underwriters or agents by Davis Polk & Wardwell, New York, New York. Certain members of the Rose Law Firm beneficially own shares of the Company's Class A Common Stock, par value $.10 per share, having a market value on December 11, 1997 of approximately $62,034.

              EXPERTS

   The consolidated financial statements of Tyson Foods, Inc. incorporated by reference in the Company's Annual Report (Form
10K) for the year ended September 27, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

   The consolidated balance sheets of Hudson Foods, Inc. as of September 27, 1997 and September 28, 1996 and the consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended September 27, 1997, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

              PART II

      INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution*

Securities and Exchange Commission registration fee   $147,500
Legal fees and expenses                                 90,000
Printing and engraving                                  20,000
Fees and expenses of Trustee                             7,500
Accountant's fees and expenses                          25,000
Rating Agencies' fees                                  135,000
Miscellaneous                                           15,000

   Total                                              $440,000

*All amounts except the Securities and Exchange Commission registration fee are estimated.

Item 15. Indemnification of Directors and officers

   The Company's By-laws provide that the Company shall indemnify and hold harmless its directors and officers to the fullest extent legally permissible under and pursuant to any procedure specified in the Delaware General Corporation Law ("DGCL") against all expenses, liabilities, and losses incurred connection with their service or status as directors and officers. Such indemnification would also extend to liabilities arising from actions taken by directors or officers when serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture or other enterprise.

   Section 145 of the DGCL, as currently in effect, sets forth the indemnification rights of directors and officers of Delaware corporations. Under such provision, a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits or otherwise, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless and only to the extent that a court determines that, despite such adjudication but in view of all of the circumstances, he is fairly and reasonably
entitled  to  indemnification  of  such  expenses.   The
indemnification described in clauses (ii) and (iii) above shall be made only upon a determination by (i) a majority of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion or (iii) the stockholders, that indemnification is proper because the applicable standard of conduct is met.

   The effect of the indemnification provisions contained in the Company's By-laws is to require the Company to indemnify its directors and officers under circumstances where such indemnification would otherwise be discretionary and to extend to the Company's directors and officers the benefits of Delaware law dealing with director and officer indemnification, as well as any future changes which might occur under Delaware law in this area.

   The Company's By-laws specify that the indemnification rights granted thereunder are enforceable contract rights which are not exclusive of any other indemnification rights that the director or officer may have under an agreement, provision of law, vote of stockholders or otherwise. As permitted by Section 145(g) of the DGCL, the Company's By-laws also authorize the Company to purchase directors' and officers' insurance for the benefit of its past and present directors and officers, irrespective of whether the Company has the power to indemnify such persons under Delaware law. The Company currently maintains such insurance as allowed by these provisions.

   The Company's By-laws also provide that expenses incurred by a director or officer in defending a civil or criminal lawsuit or proceeding arising out of actions taken in his official capacity, or in certain other capacities, will be paid by the Company in advance of the final disposition of the matter upon receipt of an undertaking from the director or officer to repay the sum advanced if it is ultimately determined that he is not entitled to be indemnified by the Company pursuant to applicable provisions of the DGCL.

   As noted above, the Company's directors and officers have certain indemnity rights under the Company's By-laws and the DGCL and are protected from certain other liabilities by the Company's existing directors' and officers' insurance. The Company has also entered into supplemental indemnification agreements with its directors and with certain officers designated by the Board of Directors (collectively the "Indemnitees"), which broaden the scope of indemnity that has traditionally been provided by the Company to such persons under the terms of its By-laws and the DGCL.

   The indemnification agreements with the Indemnitees provide that, subject to certain important exceptions, the Indemnitees shall be indemnified to the fullest possible extent permitted by law against any amount which they become legally obligated to pay because of any act or omission or neglect or breach of duty.
Such amount includes all expenses (including attorneys' fees), damages, judgments, costs and settlement amounts, actually and reasonably incurred or paid by them in any action or proceeding, including any action by or in the right of the Company, on account of their service as a director or officer of the Company or any subsidiary of the Company. The indemnification agreements further provide that expenses incurred by the Indemnitees in defending such actions, in accordance with the terms of the agreements, shall be paid in advance, subject to the Indemnitees' obligation to reimburse the Company in the event it is ultimately determined that they are not entitled to be indemnified for such expenses under any of the provisions of the indemnification agreements.

   No indemnification is provided under the indemnification agreements on account of conduct which is adjudged to be deliberately dishonest and material to establishing the liability for which indemnification is sought. In addition, no indemnification is provided if a final court adjudication shall determine that such indemnification is not lawful, or in respect of any suit in which judgment is rendered for an accounting of profits made from a purchase or sale of securities of the Company in violation of Section 16(b) of the Exchange Act, or of any similar statutory provision, or on account of any remuneration, personal profit or advantage which is adjudged to have been obtained in violation of law. The indemnification agreements also contain provisions designed to protect the Company from unreasonable settlements or redundant legal expenditures.

   The indemnification agreements also provide for contribution by the Company, with certain exceptions, to amounts paid by the Indemnitees in any situation in which the Company and such individuals are jointly liable (or would be if the Company were joined in the litigation) if for any reason indemnification is not available. Such contribution would be based on the relative benefits to the Company and the individuals of the transaction from which liability arose, and on the relative fault in the transaction of the Company and the individuals. This provision would be applicable in the event a court found that indemnification under the federal securities laws is against public policy and thus not enforceable, as well as under state laws.

   The indemnification agreements provide for substantially broader indemnity rights than those currently granted to the directors and officers of the Company under the Company's Bylaws, which afforded directors and officers only those express indemnification rights set forth in Section 145 of the DGCL.
They are not intended to deny or otherwise limit third party or derivative suits against the Company or its directors or officers. However, to the extent a director or officer were entitled to indemnification or contribution thereunder, the financial burden of a third party suit would be borne by the Company, and the Company would not benefit from derivative recoveries since the amount of such recoveries would be repaid to the director or officer pursuant to the agreements.

Item 16. Exhibits

   The following exhibits are filed as part of the Registration
Statement:

Exhibit No.       Description

1 Form of Underwriting Agreement (incorporated by reference to the Company's Form S-3
             Registration Statement, No. 33-58177,
             filed on March 22, 1995)

4            Indenture between the Company and
             The Chase Manhattan Bank, N.A., as Trustee

5            Opinion of Rose Law Firm

12           Computation of Ratio of Earnings to Fixed Charges

23.1         Consent of Ernst & Young LLP

23.2         Consent of Rose Law Firm is contained
             in the opinion included as Exhibit 5

23.3         Consent of Coopers & Lybrand LLP

24           Powers of Attorney

25 Statement of Eligibility of Trustee (incorporated by reference to the Company's Form S-3 Registration
             Statement, No. 33-58177, filed on March 22, 1995)

Item 17. Undertakings

   (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      (i)  To include any prospectus required by Section
   10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs
(a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
              SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on the 17th day of December, 1997.

               TYSON FOODS, INC.
               (Registrant)
                  By:/S/ Wayne Britt
               Wayne Britt
               Executive Vice President and Chief
               Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    Signature
                    Title
                    Date

                 /s/  Don Tyson*
                    Don Tyson
                    Senior Chairman of the Board
                    December 17, 1997


                 /s/  Leland E. Tollett
                    Leland E. Tollett
                    Chairman, Chief Executive Officer
                      and Director
                    December 17, 1997

                 /s/  John H. Tyson*
                    John H. Tyson
                    Vice Chairman of Board
                    December 17, 1997

                 /s/  Donald E. Wray*
                    Donald E. Wray
                    President, Chief Operating Officer
                      and Director
                    December 17, 1997

                 /s/  Shelby D. Massey*
                    Shelby D. Massey
                    Director
                    December 17, 1997

                 /s/  Joe F. Starr*
                    Joe F. Starr
                    Director
                    December 17, 1997

                /s/   Neely E. Cassady*
                    Neely E. Cassady
                    Director
                    December 17, 1997

                /s/   Fred S. Vorsanger*
                    Fred S. Vorsanger
                    Director
                    December 17, 1997

                /s/   Barbara A. Tyson*
                    Barbara A. Tyson
                    Director
                    December 17, 1997

                /s/   Lloyd V. Hackley*
                    Lloyd V. Hackley
                    Director
                    December 17, 1997

                /s/   Gerald M. Johnson*
                    Gerald M. Johnson
                    Director
                    December 17, 1997

                /s/   Wayne Britt
                    Wayne Britt
                    Executive Vice President and Chief
                      Financial Officer (Principal
                      Financial Officer)
                    December 17, 1997

                /s/   James G. Ennis
                    James G. Ennis
                    Vice President and Controller
                      (Chief Accounting Officer)
                    December 17, 1997

   *By:/s/ Wayne Britt
   Wayne Britt, Attorney-in-Fact